                                 TERM LOAN AGREEMENT


  THIS TERM LOAN CREDIT AGREEMENT (the "Agreement") is made and entered into
this 30th day of   September, 1991, by and between SANWA BANK CALIFORNIA (the
"Bank") and Vineyard 405, A California Limited Partnership (the "Borrower").

                                      SECTION I

                                  AGREEMENT TO LEND

    1.01 COMMITMENT TO LEND. Subject to the terms and conditions of this Agreement and so long as no Event of Default occurs, the Bank agrees to extend to the Borrower the credit accommodations that follow.

    1.02 TERM LOAN. The Bank agrees to lend to the Borrower, upon the Borrower's request made prior to October 30, 1991, up to the maximum amount of $1,560,000 (the "Term Loan").

    A. PURPOSE. Proceeds from the Term Loan shall be used to provide funds to payoff Prudential Insurance Company, and to cover various costs including grafting, drip irrigation, stake replacement, replenish working capital and cover closing costs.

    B. TERM LOAN ACCOUNT. The Bank shall maintain on its books a record of account in which the Bank shall make entries setting forth all payments made, the application of such payments to interest and principal, accrued and unpaid interest (if any) and the outstanding principal balance under the Term Loan (the "Term Loan Account"). The Bank shall provide the Borrower with a monthly statement of the Borrower's Term Loan Account, which statement shall be considered to be correct and conclusively binding on the Borrower unless the Borrower notifies the Bank to the contrary within 30 days after the Borrower's receipt of any such statement which it deems to be incorrect.

    C. INTEREST. Interest shall accrue on the outstanding principal balance of the Term Loan at a variable rate equivalent to an index for a variable interest rate which is quoted, published or announced from time to time by the Bank as its reference rate and as to which loans may be made by the Bank at, below or above such reference rate (the "Reference Rate") plus 1.25% per annum (the "Variable Rate"). Interest shall be adjusted concurrently with any change in the Reference Rate. Interest shall be calculated on the basis of 360 days per year, but charged on the actual number of days elapsed. The Borrower hereby promises and agrees to pay interest quarterly on the last day of each quarter commencing on December 31, 1991 and continuing on the last day of each quarter thereafter up to and including December 31, 1998. If interest is not paid as it becomes due, it shall be added to, become and be treated as a part of the principal, and shall thereafter bear like interest.

    D. PRINCIPAL. The Borrower hereby promises and agrees to pay principal in 7 equal installments of $21,000.00 per installment commencing on December 31, 1991, and continuing on the last day of each December thereafter up to and including December 31, 1997. On December 31st, 1998, the Borrower hereby promises and agrees to pay to the Bank the entire unpaid principal balance, together with accrued and unpaid interest.

Each payment received by the Bank shall, at the Bank's option, be applied to pay interest then due and unpaid and the remainder thereof (if any) shall be applied to pay principal.

                                      SECTION II

                            GUARANTORS; SUBORDINATED DEBT

2.01 GUARANTORS. The indebtedness incurred under and pursuant to this Agreement shall be guarantied, in form and substance satisfactory to the Bank (each a "Guaranty"), by Scheid Vineyards and Management Co., formerly known as Monterey Farming Corporation (each a "Guarantor").

2.02 SUBORDINATED DEBT. All indebtedness now or hereafter owing by the Borrower to the creditor(s) listed below shall be subordinated, by a document in form and substance satisfactory to the Bank [the "Subordination Agreement(s)"], to all indebtedness from time to time owed by the Borrower to the Bank.

         NAME OF CREDITOR                       AMOUNT OF EXISTING INDEBTEDNESS

   Scheid Vineyards and Management Co.,           any advances now or hereafter
formerly known as Monterey Farming Corporation

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

                                     SECTION III

                                 CONDITIONS PRECEDENT

    3.01 DELIVERY OF EXECUTED DOCUMENTATION AND OTHER INFORMATION TO BANK. The Borrower shall, concurrent with its execution of this Agreement, deliver or cause to be delivered to the Bank, in form and substance satisfactory to the
Bank:

    A. AUTHORITY TO BORROW. Evidence relating to the duly given approval and authorization of the execution, delivery and performance of this Agreement, all other documents, instruments or agreements required under this Agreement and all other actions to be taken by the Borrower hereunder or thereunder.

    B. LOAN DOCUMENTS. The documents described in Section II hereof, as applicable, and all other documents instruments or agreements required or necessary to consummate the transactions contemplated under this Agreement (collectively the "Loan Documents"), all fully executed.

    C. LOAN FEES. $23,400, Loan Document Fee $1,500, Appraisal Fee $3,500 and all out-of-pocket expenses incurred by Bank.

    D. MISCELLANEOUS DOCUMENTS. Such other documents and opinions as the Bank may require with respect to the transactions described in this Agreement.

                                      SECTION IV

                            REPRESENTATIONS AND WARRANTIES

  The Borrower hereby makes the following representations and warranties to the Bank, which representations and warranties are continuing:

    4.01 STATUS. If the Borrower is other than an individual who is not conducting business as a sole proprietorship, the Borrower is a Partnership duly organized and validly existing under the laws of the State of California, and is properly licensed, qualified to do business and in good standing in, and, where necessary to maintain the Borrower's rights and privileges, has complied with the fictitious name statute of every jurisdiction in which the Borrower is doing business.

    4.02 AUTHORITY. The execution, delivery and performance by the Borrower of this Agreement and the Loan Documents have been duly authorized and do not and will not: (i) violate any provision of any law, rule, regulation, writ, judgment or injunction presently in effect affecting the Borrower; (ii) result in a breach of or constitute a default under any material agreement to which the Borrower is a party or by which it or its properties may be bound or affected;
(iii) require any consent or approval of its stockholders or violate any provision of its articles of incorporation or by-laws, if the Borrower is a corporation; or (iv) violate any provision of its partnership agreement, if the Borrower is a partnership.

    4.03 LEGAL EFFECT. This Agreement constitutes, and any document, instrument or agreement required hereunder when delivered will constitute, legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms.

    4.04 FICTITIOUS TRADE STYLES. All fictitious trade styles used by the Borrower in connection with its business operations and each state in which such each fictitious trade styles is used are listed below. The Borrower shall notify the Bank not less than 30 days prior to effecting any change in the matters described below or prior to using any other fictitious trade style at any future date, indicating the trade style and state(s) of its use.

         TRADE STYLE                        STATE OF USE

         Vineyard 405                       California

    4.05 FINANCIAL STATEMENTS. All financial statements, information and other data which may have been or which may hereafter be submitted by the Borrower to the Bank are true, accurate and correct and have been or will be prepared in accordance with generally accepted accounting principles consistently applied and accurately represent the Borrower's financial condition or, as applicable, the other information disclosed therein. Since the most recent submission of any such financial statement, information or other data to the Bank, the Borrower represents and warrants that no material adverse change on the Borrower's financial condition or operations has occurred which has not been fully disclosed to the Bank in writing.

    4.06 LITIGATION. Except as have been disclosed to the Bank in writing, there are no actions, suits or proceedings pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or the Borrower's properties before any court of administrative agency which, if determined adversely to the Borrower, would have a material adverse effect on the

Borrower's financial condition of operations.

    4.07 TITLE TO ASSETS; PERMITTED LIENS. The Borrower has good and marketable title to all of its assets and the same are not subject to any security interest, encumbrance, lien or claim of any third person other than:
(i) liens and security interests securing indebtedness owed by the Borrower to the Bank; (ii) liens for taxes, assessments or similar charges either not yet due or being duly contested in good faith; (iii) liens of mechanics, materialmen, warehousemen or other like liens arising in the ordinary course of business and securing obligations which are not yet delinquent; (iv) liens and security interests which, as of the date of this Agreement, have been disclosed to and approved by the Bank in writing; (v) purchase money liens or purchase money security interests upon or in any property acquired or held by the Borrower in the ordinary course of business to secure indebtedness outstanding on the date hereof or permitted to be incurred hereunder; and (vi) those liens and security interests which in the aggregate constitute an immaterial and insignificant monetary amount with respect to the net value of the Borrower's assets (collectively "Permitted Lines").

    4.08 ERISA. If the Borrower has a pension, profit sharing or retirement plan subject to the Employee Retirement Income Security Act of 1974, as amended from time to time, including any rules or regulations promulgated thereunder ("ERISA"), such plan has been and will continue to be funded in accordance with its terms and otherwise complies with and continues to comply with the requirements of ERISA.

    4.09 TAXES. The Borrower has filed all tax returns required to be filed and paid all taxes shown thereon to be due, including interest and penalties, other than taxes which are currently payable without penalty or interest or those which are being duly contested in good faith.

                                      SECTION V

                                      COVENANTS

  The Borrower covenants and agrees that, during the term of this Agreement, and so long thereafter as the Borrower is indebted to the Bank under this Agreement, the Borrower shall, unless the Bank otherwise consents in writing:

    5.01 PRESERVATION OF EXISTENCE; COMPLIANCE WITH APPLICABLE LAWS. Maintain and preserve its existence and all rights and privileges now enjoyed; not liquidate or dissolve, merge or consolidate with or into, or acquire any other business organization; and conduct its business in accordance with all applicable laws, rules and regulations.

    5.02 MAINTENANCE OF INSURANCE. Maintain insurance in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower operates and maintain such other insurance and coverages as may be required by the Bank.

    5.03 PAYMENT OF OBLIGATIONS AND TAXES. Make timely payment of all assessments and taxes and all of its liabilities and obligations unless the same are being contested in good faith.

    5.04 INSPECTION RIGHTS. At any reasonable time and from time to time, permit the Bank or any representative thereof to examine and make copies of the records and visit the properties of the Borrower and to discuss the business and operations of the Borrower with any employee or representative thereof. If the Borrower now or at any time hereafter maintains any records (including, but not limited to, computer generated records and computer programs for the generation of such records) in the possession of a third party, the Borrower hereby agrees to notify such third party to permit the Bank free access to such records at all reasonable times and to provide the Bank with copies of any records it may request, all at the Borrower's expense, the amount of which shall be payable immediately upon demand.

    5.05 REPORTING REQUIREMENTS. Deliver or cause to be delivered to the Bank in form and detail satisfactory to the Bank:

    A. ANNUAL STATEMENTS. Not later than 90 days after the end of each of the Borrower's fiscal years, a copy of the annual financial report of the Borrower for such year, which report shall be CPA-prepared and audited financial statement which includes balance sheet, income statement, reconciliation of net worth and working capital.

    B.  TAX RETURNS.  Not later than     n/a         days after the end of each
of the Borrower's fiscal years, a copy of the Borrower's federal and state income tax returns filed for such year.

    C.  INTERIM STATEMENTS.  Not later than    n/a       days after the end of
each     n/a     , the Borrower's financial statement as of the end of
such      n/a       .

    D.  RECEIVABLES AND PAYABLES AGING.  Not later than     n/a        days
after the end of each     n/a    , an aging of accounts receivable and an aging
of accounts payable.

    E. OTHER INFORMATION. Promptly upon the Bank's request, such other information pertaining to the Borrower or any Guarantor as the Bank may reasonably request.

    F.  None at present.

    5.06 PAYMENT OF DIVIDENDS; WITHDRAWALS OR DISTRIBUTIONS. If the Borrower is a corporation, not declare or pay any dividends on any class of stock now or hereafter outstanding except dividends payable solely in the Borrower's capital stock. If the Borrower is a partnership, not permit the withdrawal of any partner or make any distributions (in cash, in kind or otherwise) to any partners.

    5.07 REDEMPTION OR REPURCHASE OF STOCK; REPURCHASE OF PARTNERSHIP
INTERESTS. If the Borrower is a corporation, not redeem or repurchase any class of the Borrower's stock now or hereafter outstanding. If the Borrower is a partnership, not purchase or repurchase, in whole or in part, any partnership interest.

    5.08 ADDITIONAL INDEBTEDNESS. Not, after the date hereof, create, incur or assume, directly or indirectly, any liability or indebtedness other than (i) indebtedness owed or to be owed to the Bank or (ii) indebtedness to trade creditors incurred in the ordinary course of the Borrower's business.

    5.09 LOANS. Not make any loans or advances or extend credit to any third person, including, but not limited to, directors, officers, shareholders, partners, employees, affiliated entities or subsidiaries of the Borrower, except for credit extended in the ordinary course of the Borrower's business as presently conducted and except up to an aggregate amount not exceeding
$    n/a     in any one fiscal year.

    5.10 LIENS AND ENCUMBRANCES. Not create, assume or permit to exist any security interest, encumbrance, mortgage, deed of trust or other lien (including, but not limited to, a lien of attachment, judgement or execution) affecting any of the Borrower's properties, or execute or allow to be filed any financing statement or continuation thereof affecting any of such properties, except for Permitted Liens and as otherwise provided in this Agreement and
except up to an aggregate amount not exceeding $        n/a          in any one
fiscal year.

    5.11 TRANSFER ASSETS. Not sell, contract for sale, transfer, convey, assign, lease or sublet any of its assets except in the ordinary course of business as presently conducted by the Borrower, and then, only for full, fair and reasonable consideration.

    5.12 CHANGE IN THE NATURE OF BUSINESS. Not make any material change in its financial structure or in the nature of its business as existing or conducted as of the date of this Agreement.

    5.13 FINANCIAL CONDITION.  Maintain at all times:

    A.  NET WORTH.  A minimum effective tangible net worth of not less
than $     n/a     .

    B.  DEBT TO NET WORTH RATIO.  A debt to effective tangible net worth ratio
of not more than   n/a      to 1.

    C. WORKING CAPITAL. A minimum working capital of not less than $300,000.00.

    D. CURRENT RATIO. A ratio of current assets to current liabilities of not less than 1.5 to 1.

    E.  None at present.

    For purposes of the foregoing, the term "effective tangible net worth" shall mean the Borrower's stated net worth less all its intangible assets (i.e., goodwill, trademarks, patents, copyrights, organization expense and similar intangible items) but including leaseholds and leasehold improvements and plus indebtedness subordinated (by its terms or by written agreement) to indebtedness owed by the Borrower to the Bank and the term "debt" shall mean all the Borrower's liabilities excluding indebtedness subordinated (by its terms or by written agreement) to indebtedness owed by the Borrower to the Bank.

    5.14 COMPENSATION OF OFFICERS, ETC./PARTNERS. Not increase total compensation (which is defined herein to include, but not be limited to, salaries, withdrawals, fees, bonuses and commissions) during any fiscal year to all of the Borrower's executives, officers and directors, or, as applicable, partners, by more than 0% of the total compensation paid in the prior fiscal year.

    5.15 RENTALS. Not incur liability (in addition to that incurred as of the date of this Agreement) for the payment of, or pay, rentals for the renting, leasing or use of real or personal property in an aggregate amount exceeding $25,000.00 in any one fiscal year.

    5.16 CAPITAL EXPENSES. Not make any fixed capital expenditure or any commitment therefor, including, but not limited to, incurring liability for leases which would be, in accordance with generally accepted accounting principles, reported as capital leases, or purchase any real or personal property in an aggregate amount exceeding $100,000.00 in any one fiscal year.

    5.17 NOTICES. Give prompt written notice to the Bank of any and all Events of Default and litigation, arbitration or administrative proceedings to which the Borrower is a party and in which the claim or liability exceeds $25,000.00.

    5.18 OTHER COVENANTS.  None at present.

                                      SECTION VI

                                  EVENTS OF DEFAULT

  Any one or more of the following described events shall constitute an event of default (an "Event of Default") under this Agreement:

    6.01 NON-PAYMENT. The Borrower shall fail to pay any payment of principal or interest or any other sum referred to in this Agreement within 10 days of when due.

    6.02 PERFORMANCE UNDER THIS AND OTHER AGREEMENTS. The Borrower shall fail in any material respect to perform or observe any term, covenant or agreement contained in this Agreement or in any document, instrument or agreement evidencing or relating to any indebtedness of the Borrower (whether owed to the Bank or third persons), and any such failure (exclusive of the payment of money to the Bank under this Agreement or under any other document, instrument or agreement, which failure shall constitute and be an immediate Event of Default if not paid when due or when demanded to be due) shall continue for more than 30 days after written notice from the Bank to the Borrower of the existence and character of such Event of Default.

    6.03 REPRESENTATIONS AND WARRANTIES; FINANCIAL STATEMENTS. Any representation or warranty made by the Borrower under or in connection with this Agreement or any financial statement given by the Borrower or any Guarantor shall prove to have been incorrect in any material respect when made or given or when deemed to have been made or given.

    6.04 INSOLVENCY. The Borrower or any Guarantor shall: (i) become insolvent or be unable to pay its debts as they mature; (ii) make an assignment for the benefit of creditors or to an agent authorized to liquidate any substantial amount of its properties or assets; (iii) file a voluntary petition in bankruptcy or seeking reorganization or to effect a plan or other arrangement with creditors; (iv) file an answer admitting the material allegations of an involuntary petition relating to bankruptcy or reorganization or join in any such petition; (v) become or be adjudicated a bankrupt; (vi) apply for or consent to the appointment of, or consent that an order be made appointing any receiver, custodian or trustee, for itself or any of its properties, assets or businesses; or (vii) any receiver, custodian or trustee shall have been appointed for all or a substantial part of its properties, assets of business and shall not be discharged within 30 days after the date of such appointment.

    6.05 EXECUTION. Any writ of execution or attachment or any judgement lien shall be issued against any property of the Borrower and shall not be discharged or bonded against or released within 30 days after the issuance or attachment of such writ or lien.

    6.06 REVOCATION OF LIMITATION OF GUARANTY. Any Guaranty shall be revoked or limited or its enforceability or validity shall be contested by any Guarantor; by operation of law, legal proceeding or otherwise or any Guarantor who is a natural person shall die.

    6.07 SUSPENSION. The Borrower shall voluntarily suspend the transaction of business or allow to be suspended, terminated, revoked or expired any permit, license or approval of any governmental body necessary to conduct the Borrower's business as now conducted.

    6.08 CHANGE IN OWNERSHIP. There shall occur a sale, transfer, disposition or encumbrance (whether voluntary or involuntary), or an agreement shall be entered into to do so, with respect to more than 10% of the issued and outstanding capital stock of the Borrower, if a corporation, or there shall occur a change in any general partner of a change affecting the control of the Borrower, if a partnership.

                                     SECTION VII

                                 REMEDIES ON DEFAULT

  Upon the occurrence of any Event of Default, the Bank may, in its sole and absolute election, without demand and upon only such notice as may be required by law:

    7.01 ACCELERATION. Declare any or all of the Borrower's indebtedness owing to the Bank, whether under this Agreement or under any other document, instrument or agreement, immediately due and payable, whether or not otherwise due and payable.

    7.02 CEASE EXTENDING CREDIT. Cease extending credit to or for the account of the Borrower under this Agreement or under any other agreement now existing or hereafter entered into between the Borrower and the Bank.

    7.03 TERMINATION. Terminate this Agreement as to any future obligation of the Bank without affecting the Borrower's obligations to the Bank or the Bank's rights and remedies under this Agreement or under any other document, instrument or agreement.

    7.04 NON-EXCLUSIVITY OF REMEDIES. Exercise one or more of the Bank's rights set forth herein or seek such other rights or pursue such other remedies as may be provided by law, in equity or in any other agreement now existing or hereafter entered into between the Borrower and the Bank, or otherwise.

                                     SECTION VIII

                               MISCELLANEOUS PROVISIONS

    8.01 ACCOUNTING AND OTHER TERMS. All references to financial statements, assets, liabilities and similar accounting terms not specifically defined in this Agreement shall mean such financial statements prepared and such terms determined in accordance with generally accepted accounting principles consistently applied. Except where otherwise specified in this Agreement, all financial data submitted or to be submitted to the Bank pursuant to this Agreement shall be prepared in accordance with generally accepted accounting principles consistently applied. Terms not otherwise defined in this Agreement shall have the meanings attributed to such terms in the California Uniform Commercial Code.

    8.02 DEFAULT INTEREST RATE. The Borrower shall pay to the Bank interest on any indebtedness or amount payable under this Agreement, from the date that such indebtedness or amount became due or was demanded to be due until paid in full, at a rate which is 3% in excess of the rate otherwise provided under this Agreement.

    8.03 RELIANCE. Each warranty, representation, covenant and agreement contained in this Agreement shall be conclusively presumed to have been relied upon by the Bank regardless of any investigation made or information possessed by the Bank and shall be cumulative and in addition to any other warranties, representations, covenants or agreements which the Borrower shall now or hereafter give, or cause to be given, to the Bank.

    8.04 ATTORNEY'S FEES. In the event of any action in relation to this Agreement or any document, instrument or agreement executed with respect to, evidencing or securing the indebtedness hereunder, the prevailing party, in addition to all other sums to which it may be entitled, shall be entitled to reasonable attorney's fees.

    8.05 NOTICES. All notices, payments, information and demands which either party hereto may desire, or may be required to give or make to the other party, shall be given or made to such party by hand delivery or through deposit in the United States mail, postage prepaid, or by Western Union telegram, addressed to the address set forth below such party's signature to this Agreement or to such other address as may be specified from time to time in writing by either party to the other.

    8.06 WAIVER. Neither the failure nor delay by the Bank in exercising any right hereunder or under any document, instrument or agreement mentioned herein shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder or under any other document, instrument or agreement mentioned herein preclude other or further exercise thereof or the exercise of any other right; nor shall any waiver of any right or default hereunder or under any other document, instrument or agreement mentioned herein constitute a waiver of any other default of the same or any other term or provision.

    8.07 CONFLICTING PROVISIONS. To the extent that any of the terms or provisions contained in this Agreement are inconsistent with those contained in any other document, instrument or agreement executed pursuant hereto, the terms and provisions contained herein shall control. Otherwise, such provisions shall be considered cumulative.

    8.08 BINDING EFFECT; ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Borrower and the Bank and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the Bank's prior written consent. The Bank may sell, assign or grant participants in all or any portion of its rights and benefits hereunder. The Borrower agrees that, in connection with any such sale, grant or assignment, the Bank may deliver to the prospective buyer, participant or assignee financial statements and other relevant information relating to the Borrower.

    8.09 JURISDICTION. This Agreement, any notes issued hereunder, and any other documents, instruments or agreements mentioned or referred to herein shall be governed by and construed according to the laws of the State of California, to the jurisdiction of whose courts the parties hereby submit.

    8.10 HEADINGS. The headings set forth herein are solely for the purpose of identification and have no legal significance.

    8.11 ENTIRE AGREEMENT. This Agreement and the Loan Documents shall constitute the entire and complete understanding of the parties with respect to the transactions contemplated hereunder. All previous conversations, memoranda and writings between the parties or pertaining to the transactions contemplated hereunder that are not incorporated or referenced in this Agreement of the Loan Documents are superseded hereby.

  IN WITNESS HEREOF, this Agreement has been executed by the parties hereto as of the date first hereinabove written.

BANK:                                  BORROWER:

SANWA BANK CALIFORNIA                  Vineyard 405, A California Limited
                                       Partnership

                                       By:  Scheid Vineyards and Management Co.
                                            formerly known as Monterey Farming
                                            Corporation

By: /s/ Gary R. Shaeffer               By:  /s/ Alfred G. Scheid
   ---------------------------              -----------------------------------
Gary R. Shaeffer, Vice                 Alfred G. Scheid, President
President/Loan Team Leader

Address: Fresno Agribusiness           By:  /s/ Ernest M. Brown
         Office                             -----------------------------------
         2035 Fresno St.               Ernest M. Brown, Secretary
         Fresno, CA 93721              Address: 1632 5th St., Suite 220
                                                Santa Monica, CA 90401